                                                                    EXHIBIT 99.2

                       SUMMARY INSTRUCTION SHEET FOR PURCHASER

                      (to be read in conjunction with the entire
                        Subscription Agreement which follows)

A.  Complete all of the following items from the Subscription Agreement:

    1.   The Signature Page

    2.   Appendix I-1 - Debenture Certificate Questionnaire.

    3.   Appendix I-2 - Registration Statement Questionnaire.

B. Complete and sign the signature page to the Registration Rights Agreement (Appendix III to the Subscription Agreement).

C. Return each of the foregoing by facsimile to David S. Lippes at Stroock & Stroock & Lavan LLP, at telecopier number (310) 556-5959.

D.  Return each of the foregoing by overnight courier to:

         Rochon Capital Group, Ltd.
         1000 Fourth Street
         Suite 775
         San Rafael, California 94901
         Attn:  Phillip L. Neiman
         Telephone:  (415) 459-4944

E. Wire transfer to the Escrow Agent for receipt on or before 12:00 p.m. (Chicago time) on March 31, 1997, funds in the amount of the aggregate purchase price of the Debenture as follows:

              LaSalle National Bank, Chicago, IL
              ABA 0710-00-505
              LASALLE CHGO/CTR/BNF = Media Logic/AC-2090067
              RFB= 62-7713-30-8
              OBI = Sarah Webb X2444

                                SUBSCRIPTION AGREEMENT


    THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made as of March 24, 1997, by and between Media Logic, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts (the "Company"), and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

    IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

    1. Designation and Authorization of Sale of the Debentures. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to $4,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures Due 2000 (the "Debentures"). The Debentures will be convertible into shares (the "Conversion Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), on the terms set forth in Section 9 hereof. Holders of Debentures shall receive an interest payment equal to $700 per Debenture per annum (equivalent to 7% of the Purchase Price). The interest shall be payable upon conversion or redemption of each Debenture either in shares of Common Stock (the "Interest Shares") or in cash, at the option of the Company, on the terms set forth in Section 10 hereof. The Debentures will be issued only as fully registered Debentures, in denominations of $10,000 and integral multiples thereof, without coupons.

    2.   Agreement to Sell and Purchase the Debentures.

    (a) At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, Debentures in the aggregate principal amount set forth on the signature page hereof.

    (b) The Company expects to enter into this same form of subscription agreement with certain other investors (the "Other Purchasers") and to complete sales of the Debentures to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Documents" shall mean this Agreement, the Registration Rights Agreement (as defined below), the Escrow Agreement (as defined below) and the Form of Debenture, collectively, together with any schedules or exhibits thereto. The term "Placement Agent" shall mean Rochon Capital Group, Ltd.

    (c) The Placement Agent reserves the right to reject in its sole discretion this subscription for Debentures in whole or in part at any time before the Closing Date notwithstanding prior receipt by the Purchaser of notice of acceptance of his subscription, if the Placement Agent deems such action to be in the best interests of the Company, or if the placement is over-subscribed, or for any other reason. The Company reserves the right to reject this subscription if the Company reasonably believes that the Purchaser is not an "accredited investor" (as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act").

    (d) In the event of the rejection of this subscription for Debentures, the Purchaser's subscription payment will be returned to the Purchaser with interest and this Agreement shall have no force and effect. In the event the Purchaser's subscription is accepted, on the Closing Date funds shall be released to the Company and the certificates representing the Debentures shall be released to the Purchaser.

    3. Delivery of the Debenture Certificates at the Closing. The completion of the purchase and sale of the Debentures (the "Closing") shall occur at the offices of LaSalle National Bank, Chicago, Illinois (the "Escrow Agent"), at 12:00 p.m. (Chicago Time) on or before March 31, 1997 (the "Closing Date"), unless extended by mutual agreement of the Company and the Placement Agent. The Purchaser shall wire Federal Reserve funds in an amount equal to the aggregate price set forth on the signature page hereof to the Escrow Agent for receipt no later than 12:00 p.m. (Chicago Time) on the Closing Date. Such funds will be held in escrow until the Closing Date. At the Closing, the Company shall deliver to the Purchaser, through the Escrow Agent, one or more debenture certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Debentures set forth on the signature page hereof. The name(s) in which the Debenture certificates are to be registered shall be set forth in the Debenture Certificate Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Debentures and deliver such certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, either of which may be waived by the Company: (a) receipt by the Escrow Agent of Federal Reserve funds in the full amount of the purchase price for the Debentures being purchased hereunder; and (b) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligations to accept delivery of such Debenture certificate(s) and to pay for the Debentures shall be subject to the following conditions, either of which may be waived by the Purchaser: (a) Receipt by the Company of a notice from the American Stock Exchange ("ASE") waiving the requirements set forth in
Section 713(a) of the ASE's Listing Standards and Requirements as they relate to the sale of the Debentures, and the continuing effectiveness of such notice; and
(b) the accuracy of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Debentures that they have agreed to purchase from the Company.


    4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

    4.1. Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to conduct its business as currently conducted. Each of the Company and its subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

    4.2. Authorized Capital Stock; Authorization of Securities. The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Confidential Offering Memorandum, including all exhibits thereto and documents incorporated by reference therein as the same may be amended or supplemented from time to time (the "Offering Memorandum"); the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in or incorporated by reference into the Offering Memorandum. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Offering Memorandum and the financial statements of the Company, and the related notes thereto, included in the Offering Memorandum, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Offering Memorandum accurately an fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

    4.3. Issuance, Sale and Delivery of the Debentures. When issued, executed, delivered and sold by the Company in accordance with this Agreement and paid for by the Purchaser, the Debentures will have been duly and validly issued, executed and delivered and will (i) constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided in the Purchase Agreements, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and (ii) be convertible into the Conversion Shares in accordance with the terms of the Agreements. The Conversion Shares, the Interest Shares (as defined in the Form of Debenture) and the Penalty Shares (as defined in the Registration Rights Agreement) have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Offering Memorandum. The Conversion Shares, Interest Shares, and Penalty Shares, including any shares of Common Stock issuable by reason of the anti-dilution provisions of the Debentures, are hereinafter collectively referred to as the "Underlying Common Shares." No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Debentures or the issuance of the Underlying Common Shares by the Company pursuant to this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Debentures or the issuance of the Underlying Common Shares to be sold by the Company as contemplated herein.

    4.4. Due Execution, Delivery and Performance of the Agreements.  The
Company has full corporate power and authority to enter into the Agreements and the Documents and perform the transactions contemplated hereby and thereby. The Agreements and the Documents have been duly authorized, executed and delivered by the Company. The performance of the Agreements and the Documents by the Company and the consummation of the transactions therein contemplated will not violate any provision of the Restated Articles of Organization or By-Laws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties.
No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws applicable to the offering of the Debentures. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements and the Documents will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    4.5. No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Company, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound, except as set forth in the Offering Memorandum; and there does not exist any state of fact which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, except such defaults which individually or in the aggregate would have a Material Adverse Effect, except as set forth in the Offering Memorandum.

    4.6. No Actions. Except as disclosed in the Offering Memorandum or incorporated by reference therein, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a part or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent which might be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

    4.7. Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the Offering Memorandum or incorporated by reference therein, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Offering Memorandum or incorporated by reference therein, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

    4.8. No Material Change; No Material Misstatement or Omission.

    (a) Since December 31, 1996 and except as described in or specifically contemplated by the Offering Memorandum or as disclosed to the Placement Agent,
(i) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident, other calamity or any other cause, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock, other than the sale of the Debentures hereunder or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (v) there has not been a Material Adverse Effect.

    (b) As of the date thereof, the Offering Memorandum did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    4.9. Intellectual Property. Except as disclosed in or specifically contemplated by the Offering Memorandum, the Company has sufficient trademarks, trade names, patent rights, copyrights, licenses, and governmental authorizations to conduct its businesses as now conducted; and the Company has no knowledge of any material infringement by it of trademark, trade name rights, patent rights, copyrights, licenses, trade secrets or other similar rights of others, and no claim has been made against the Company regarding trademark, trade name, patent, copyright, license, trade secrecy or other infringement which could have a Material Adverse Effect.

    4.10. Compliance. The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.

    4.11. Taxes. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could have a Material Adverse Effect.

    4.12. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Debentures to be sold to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

    4.13. Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    4.14. Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Debentures that has not been superseded by the Offering Memorandum.

    4.15. Insurance. Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

    4.16. Contributions. Neither the Company nor any of its subsidiaries has, directly or indirectly, at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

    4.17. Compliance with NASD Rules and Regulations; Sales and Purchases of Common Stock. The offering and sale of the Debentures pursuant to the terms and conditions of the Offering Memorandum and the Agreements does not violate any rule or regulation promulgated by the NASD. At any time from the Closing Date up to but not including the 90th day after the Closing Date, the Company agrees not to engage in any short sale or purchase of any shares of Common Stock of the Company (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock of the Company).

    4.18. Legal Opinion. Prior to closing, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, will deliver its legal opinion to the Placement Agent in the form of Appendix V hereto and stating that each of the Purchasers may rely thereon as though such opinion was addressed directly to such Purchasers.

    4.19. Certificate. A certificate of the Company executed by the President and Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date in form and substance satisfactory to the Purchasers to the effect that the representations and warranties of the Company set forth in this
Section 4 are true and correct as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date.

    4.20. Additional Information. The information contained in the following documents which the Company has furnished to the Purchaser, or will furnish prior to the Closing, is or will be true and correct in all material respects as of their respective filing dates:

    (a) the Company's Annual Report on Form 10-K for the year ended March 31, 1996;

    (b)  the Company's Amendment No.1 to Form 10-K on Form 10-K/A;
    (c)  the Company's Proxy Statement dated August 9, 1996;

    (d) the Company's Quarterly Reports on Form 10-Q dated June 30, 1996 and September 30, 1996, and December 31, 1996;

    (e) the Confidential Offering Memorandum dated March 17, 1997 containing certain summary information relating to the sale of the Debentures to the Purchasers by the Company pursuant to the Agreements; and

    (f) all other documents, if any (the "Other Exchange Act Documents"), filed by the Company with the Securities and Exchange Commission (the "Commission") since the date of filing of the aforementioned Form 10-K with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    4.21. Securities Law Compliance. Assuming the compliance by the Placement Agent with its representations, warranties and covenants set forth in the Placement Agency Agreement to which this Subscription Agreement relates between the Company and the Placement Agent and the compliance by the Purchasers with their representations and warranties set forth herein and in the other Agreements, the issuance, offer and sale by the Company to the Purchasers of the Debentures is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or 3(b) thereof. During the past 12 months, except for the Company's Annual Report on Form 10-K for the year ended March 31, 1996, the Company has timely filed all reports and other filings applicable to it pursuant to the Exchange Act.

    4.22. Lock-up. Except for any shares of Common Stock to be registered on behalf of Lee H. Elizer pursuant to his Separation Agreement with the Company, the Company agrees not to sell or offer to sell any Common Stock (or securities convertible into or exchangeable for Common Stock) which become or are capable of becoming freely-tradeable within the 90-day period immediately following the effectiveness of the Registration Statement to be filed by the Company pursuant to Section 7 hereof.

    4.23. Payment of the Debentures. The Company shall pay the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided herein and in the Debentures. The Company shall pay interest on overdue principal and premium, if any, at the rate borne by the Debentures; it shall pay interest, including post-petition interest in the event of a proceeding under Title 11 of the U.S. Code or any similar Federal or State law for the relief of debtors ("Bankruptcy Law"), on overdue installments of interest at the same rate to the extent lawful.

    4.24. Waiver of Stay, Extension or Usury Laws. The Company expressly waives (to the extent that it may lawfully do so) any of its rights under any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Purchase Agreement, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

    4.25. Notice of Default. The Company will, so long as any Debentures are outstanding, deliver to the Purchaser, within 10 days of becoming aware of any Default or Event of Default (as defined below) in the performance of any covenant, agreement or condition in this Purchase Agreement, a certificate signed by two officers of the Company specifying such Default or Event of Default, the period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

    4.26. Limitation on Interest and Other Distributions. The Company will not declare or pay any interest or make any distribution to holders of its capital stock, or purchase, redeem or otherwise acquire or retire for value any of its capital stock or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any of the its capital stock if at the time of any of the aforementioned actions an Event of Default has occurred of which the Company has knowledge and is continuing or would exist immediately after giving effect to such action.

    5.   Representations, Warranties and Covenants of the Purchaser.

    (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of Debentures, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Debentures, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Debentures; (ii) the Purchaser is acquiring the number of Debentures set forth on the signature page hereof in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Debentures or Underlying Common Shares or any arrangement or understanding with any other persons regarding the distribution or purchase of such Debentures or Underlying Common Shares (this representation and warranty does not limit the Purchaser's right to sell pursuant to an exemption from registration or pursuant to the Registration Statement or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser's right to indemnification under the Registration Rights Agreement); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Debentures or Underlying Common Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder, and under the Exchange Act, and the rules and regulations promulgated thereunder, and the terms and conditions of this Agreement; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Debenture Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof and will be true and correct as of the effective date of the Registration Statement;
(v) the Purchaser has, in connection with its decision to purchase the number of Debentures set forth on the signature page hereof, relied solely upon the Confidential Offering Memorandum, receipt of which is hereby acknowledged, and the representations and warranties of the Company contained in writing herein, and has not relied upon any other statements, representations, warranties, covenants or assurances of the Company or the Placement Agent; (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D ("Regulation D") promulgated under the Securities Act; and
(vii) the Purchaser understands that the Debentures and, except as provided in
Section 9 hereof, the Underlying Common Shares will contain a legend to the following effect (provided that certificates for the Debentures shall omit the last sentence thereof):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THESE SECURITIES ARE SUBJECT TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

    (b) The Purchaser hereby covenants with the Company that it will not directly or indirectly make any offer, sale, pledge, transfer or other disposition of the Debentures or the Underlying Common Shares other than in accordance with all applicable federal and state securities laws and the terms and conditions of this Agreement, including, but not limited to, the other representations, warranties and covenants of the Purchaser in this Section 5.

    (c) The Purchaser hereby covenants with the Company not to make any sale of the Underlying Common Shares without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that the Underlying Common Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Underlying Common Shares is accompanied by a certificate:
(i) in the form of Appendix IV hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Underlying Common Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied.

    (d) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    (e) The Purchaser acknowledges that it has had such access to financial and other information concerning the Company and the Debentures as it deemed necessary in connection with its decision to purchase the Debentures, including an opportunity to ask questions and request information from the Company and its management, all such questions have been answered and all information requested has been provided to the satisfaction of the Purchaser, and the Purchaser has not relied on any third party, including the Placement Agent, to conduct due diligence.

    (f) If the Purchaser proposes to sell, pledge, assign or otherwise transfer or convey, directly or indirectly, any of the Debentures or the Underlying Common Shares prior to the date that the Registration Statement becomes effective, then the Purchaser shall provide the Company, prior to the sale of any such Debentures or the Underlying Common Shares with a legal opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such sale, pledge, assignment, transfer or conveyance is exempt from the registration requirements under the Securities Act and any applicable state securities and blue sky laws.

    (g) The Purchaser acknowledges that the Company will characterize the Debentures as preferred stock of the Company for federal income tax purposes, and that, pursuant to Section 385(c) of the Internal Revenue Code of 1986, as amended, this characterization is binding on all holders. Any holder treating the Debenture in a manner inconsistent with such characterization must disclose the inconsistent treatment on such holder's tax return. This characterization, however, is not binding on the Internal Revenue Service, and neither the Company nor the holder is excused from any interest or penalties resulting from improper characterization.

    6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser in writing herein and in the closing certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Debentures being purchased and the payment therefor.

    7. Registration of the Underlying Common Shares. In recognition of the fact that Purchasers, even though purchasing Debentures for investment, may wish to be legally permitted to sell their Underlying Common Shares when they deem appropriate, the Company hereby covenants and agrees to prepare and file with the Commission a registration statement (the "Registration Statement") with respect to the resale of the Underlying Common Shares, as set forth in the Registration Rights Agreement.

    8.   Reserved.

    9.   Conversion of Debentures.

    9.1. Conversion. The Debentures shall be convertible at the option of the holder into fully paid and non-assessable shares (rounded up to the nearest full share) of Common Stock of the Company beginning on the earlier of (i) the effective date of the Registration Statement or (ii) the 91st calendar day after the date of issuance of the Debentures (the "Issue Date") at a conversion price equal to the lower of (the "Conversion Price") (x) 120% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on the last trading day prior to the Subscription Date (as defined herein) and (y) 80% of the average closing bid price of the Common Stock as calculated over the five trading-day period ending on the trading day immediately preceding the date on which the Company receives (by telecopier) each Conversion Notice. The number of Conversion Shares issuable upon conversion of each Debenture shall be determined by dividing $10,000 by the Conversion Price in effect on the Conversion Date, as defined below. An individual Debenture may only be permitted to convert in its entirety. Partial conversion of an individual Debenture is not permitted.

    9.2. Mechanics of Conversion.

    (a) Conversions and Exchanges. The holder of any Debentures may exercise the conversion right as to any number thereof by delivering via facsimile to the Company, at the office of the Company at 310 South Street, Plainville, Massachusetts, a Conversion Notice. The Conversion Notice shall state (i) that the holder elects to convert its Debenture(s), (ii) the number of Debentures which such holder is converting, (iii) subject to applicable securities laws, the name(s) in which the certificate(s) representing the Conversion Shares and Interest Shares, if any, to which such holder is entitled are to be issued, and
(iv) the telecopier number to which the Company shall telecopy its confirmation described below. Notice given by telecopier to telecopier number (508) 695-8593 shall be deemed notice for purposes of this paragraph and shall be deemed given at the time of the holder's transmittal. Within one business day of receipt of any Conversion Notice, the Company shall, by telecopier, confirm receipt thereof at the telecopier number included thereon, which confirmation shall set forth, subject to Section 12.3 hereof, the number of Conversion Shares and Interest Shares, if any, to be issued by the Company as a result of such conversion. The Conversion Notice shall be deemed accepted by the Company provided the holder surrenders, or causes any agent for the holder to surrender, the certificate(s) for Debenture(s) to be converted, duly endorsed or assigned in blank, to the Company, at the location set forth above, within three business days after delivery of the Conversion Notice. Provided that the certificate(s) are delivered in accordance with the preceding sentence, the conversion shall be deemed to have been effected on the date of delivery of the Conversion Notice by telecopier, and such date is referred to herein as the "Conversion Date."
Within four business days of receipt by the Company of the certificate(s) representing the Debenture(s), the Company shall issue to such holder a certificate or certificates representing the number of Conversion Shares and Interest Shares, if any, which such holder is entitled to receive together with a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 9.3 hereof. Unless (i) such Conversion Shares and/or Interest Shares have been held long enough to satisfy the holding period set forth in Rule 144(k) (or any successor provision) promulgated under the Securities Act, (ii) such shares become freely tradeable pursuant to another exemption under the Securities Act, or (iii) the converting holder purchased such shares pursuant to a current prospectus under an effective registration statement covering the purchase and sale of such shares, the certificate(s) representing the Conversion Shares and the Interest Shares will bear the following legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. THESE SHARES ARE SUBJECT TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

    (b) Right of Rescission. The holder of the Debentures submitted for conversion shall have the right to rescind such holder's conversion if the Underlying Common Shares to which such holder is entitled are not issued by the Company within four business days of receipt by the Company of the Debentures being converted.

    (c) Exchanges. After the Registration Statement is declared effective by the Commission, if any holder of legended Conversion Shares and Interest Shares, or any holder of Debentures who simultaneously submits a Conversion Notice, shall deliver to the Company (i) the certificate representing such shares or Debentures, as the case may be, and (ii) a letter of representations to the effect of Sections 5(b) and 5(c) herein, then the Company shall within four business days after receipt by the Company of the foregoing issue new shares in exchange for the aforementioned legended shares or Debentures, which new shares shall be legended as follows:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS. THE SHARES ARE SUBJECT TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

    Upon the sale by any holder of Conversion Shares and any Interest Shares pursuant to and in accordance with the Registration Statement and delivery to the Company by such holder of a certificate in the form of Appendix IV hereto, then the Company shall within four business days after receipt by the Company of the foregoing issue new shares which shall not bear any legend regarding limitations on transferability thereof.

    (d) Names. The person in whose name the certificate(s) for the Conversion Shares and any Interest Shares are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Company are closed on that date, in which event he or she shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of whole Debentures covered by a certificate representing Debentures surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of Debentures representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle in all respects the holder thereof to the rights of Debentures represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

    (e) Penalties for Failure to Convert or Exchange. In the event the Company does not issue to any holder of Debentures certificate(s) for the Underlying Common Shares to which such holder is entitled within four business days (the "Final Conversion Date") of receipt by the Company of the Debentures being converted pursuant to Section 9.2(b) and/or (c), then the Company shall pay said holder liquidated damages equal to 25% of the aggregate principal amount of Debentures being converted on each of the first four business days immediately following the Final Issue Date or until the Underlying Common Shares to which such holder is entitled have been issued by the Company, whichever is earlier, and shall pay liquidated damages equal to 100% of the aggregate principal amount of Debentures being converted on the fifth business day following the Final Issue Date if the Underlying Common Shares to which such holder is entitled have not been issued by the Company by such date. In the event the Company does not issue to any holder of Underlying Common Shares certificate(s) for shares upon their exchange as provided in Section 9.2(c) within four business days (the "Final Exchange Date") of receipt by the Company of the shares being exchanged, then the Company shall pay said holder, on each of the first four business days immediately following the Final Exchange Date or until the Underlying Common Shares to which such holder is entitled have been issued by the Company, whichever is earlier, for each share of Common Stock being exchanged, liquidated damages equal to 25% of the closing bid price of the Common Stock on the day such shares were received by the Company, and shall pay, for each share of Common Stock being exchanged, liquidated damages equal to 100% of the closing bid price of the Common Stock on the day such shares were received by the Company on the fifth business day following the Final Exchange Date if the Underlying Common Shares to which such holder is entitled have not been issued by the Company by such date.

    9.3. Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate amount of Debentures so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any amount of Debentures, the Company shall pay a cash adjustment in respect of such fractional interest in an amount determined on the basis of the then Current Market Price per share of Common Stock. Fractional interests shall not be entitled to interest, and the holders thereof shall not be entitled to any rights as stockholders of the Company in respect of such fractional interests.

    9.4. Adjustments to Conversion Price for Certain Events. The Conversion Price shall be subject to adjustment from time to time as set forth in this subsection.

    (a) In case at any time, or from time to time, the Company shall: (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a interest or other distribution payable in shares of capital stock; (ii) subdivide its outstanding shares of Common Stock into a larger number of shares; (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or (iv) issue by reclassification or recapitalization of its Common Stock any other class or series of shares of the Company (including any such reclassification or recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), the Conversion Price in effect at the time of the record date for such interest or of the effective date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the holder of any Debentures surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Debentures had been converted immediately prior to such time, such holder would have owned or have been entitled to receive. Such adjustment shall be made successively whenever any event listed above shall occur. In the event that such interest or distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date has not been fixed.

    (b) In case at any time or from time to time the Company shall (except as hereinafter provided) issue or sell any shares of Common Stock after March 31, 1997, except Common Stock which may be issued pursuant to (i) the terms of this Agreement and the Debentures, (ii) the exercise of options granted pursuant to any stock option plan currently in existence or which may hereafter be adopted by the Company where the exercise price of such options is not less than the fair market value of a share of Common Stock on the date such option were granted, (iii) the exercise of up to 100,000 options granted pursuant to any stock option plan currently in existence or which may hereafter be adopted by the Company where the exercise price of such options is less than the fair market value of a share of Common Stock on the date such options were granted,
(iv) any obligations of the Company to issue securities pursuant to the terms of any employment or separation arrangements in effect on the date hereof, (v) any shares which may be issued to Christian P. Marlowe and/or Marlowe Engineering Company in connection with current litigation, and (vi) any shares issued in connection with warrants issued on the Closing Date to the Placement Agent or Adar Equities LLC, (collectively, "Additional Shares of Common Stock"), at a discount to the Current Market Price (as defined below) which is greater than the then applicable discount set forth in Section 9.1, the then applicable discount shall be adjusted to reflect the greater discount. For the purposes of this subsection, the date as of which the Current Market Price for such Additional Shares of Common Stock shall be computed shall be the earlier of (x) the date on which the Company shall enter into a legally binding contract for the issuance or sale of such Additional Shares of Common Stock or (y) the date of the actual issuance of such Additional Shares of Common Stock. The provisions of this subsection shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under subsection (a) of this Section 9.4. No adjustment shall be made under this subsection upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to subsection (c) of this Section 9.4. Adjustments shall be made successively whenever such an issuance of Additional Shares of Common Stock shall occur. In the event that such Additional Shares of Common Stock are not so issued or sold, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such issuance had not occurred.

    The "Current Market Price" per share of Common Stock at any date herein specified shall the average of the daily market prices for five consecutive Trading Days (as defined below) ending on the last trading day prior to such date, except that for purposes of Section 9.3 hereof, the "Current Market Price" per share of Common Stock shall mean the market prices on the Trading Day therein specified. The market price for each such Trading Day shall be
(i) if the Common Stock is quoted on the Nasdaq National Market or Nasdaq Small Cap Market, the reported last sales price, or (ii) if the Common Stock is listed or admitted to trading on a national securities exchange, the last reported sales prices regular way, or (iii) if the Common Stock is quoted on the NASD OTC Bulletin Board, the average of the closing bid and asked prices regular way, or
(iv) if the Common Stock is not so quoted, as reasonably determined by the Board of Directors of the Company.

    "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exercisable or exchangeable for, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

    "Trading Day" shall mean any day on which trading takes place (i) in the over-the-counter-market and prices reflecting such trading are published by the National Association of Securities Dealers Automated Quotation System or, (ii) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

    (c) In case at any time, or from time to time, the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price, then the Conversion Price immediately thereafter shall be adjusted as provided in subsection (d) of this section 9.4 on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Current Market Price per share of Common Stock as hereinafter provided, and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities. For the purposes of this subsection (c), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earliest of (x) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants or other rights, (y) the date on which the Company shall enter into a legally binding contract for the issuance of such warrants or other rights or
(z) the date of actual issuance of such warrants or other rights. Such reduction shall be made successively whenever such a record date is fixed. In the event that such rights or warrants are not so issued or (if issued) to the extent not exercised, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed or such unexercised rights or warrants had not been issued.

    (d) In case at any time, or from time to time, the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution, by interest or otherwise, of evidences of its indebtedness or assets (including securities, but excluding (i) any interest or distribution referred to in subsection (a) of this Section 9.4 and (ii) any interest or distribution paid in cash out of funds legally available therefor of the Company), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such Current Market Price. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

    (e) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in such conversion price; provided, however, that any adjustment which by reason of this subsection (e) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share.

    9.5. Automatic Conversion. The Debentures shall mature three years after the Issue Date (the "Maturity Date") and shall automatically convert into Conversion Shares at the then current Conversion Price on the Maturity Date.
All accrued but unpaid interest on the Debentures shall be payable to the holders on the Maturity Date in either Interest Shares or cash, at the option of the Company.

    9.6. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization (pursuant to any petition under the Bankruptcy Code or otherwise), transfer of assets, consolidation, merger or dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Debentures against impairment.

    9.7. Notice Provisions.

    (a) Whenever any conversion price shall be adjusted pursuant hereto, the Company shall forthwith obtain a certificate signed by the Company's chief financial officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Company's independent public accountants determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or assets or warrants or other subscription or purchase rights referred to in subsections 9.4(b) through 9.4(e) hereof) and specifying the new conversion prices and (if applicable) describing the amount and kind of common stock, securities, property or assets or cash which may be received upon conversion of the Debentures, after giving effect to such adjustment. The Company shall promptly cause a signed copy of such certificate to be delivered to each holder of Debentures.

    (b) In case the Company shall propose (i) to pay any interest payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (ii) to offer to the holders of its

Common Stock rights to subscribe for or to purchase any Convertible
Securities or Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (iv) to effect any capital reorganization, (v) to effect any consolidation, merger or sale, transfer or other distribution of all or substantially all its property, assets or business, (vi) to file a voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, or
(vii) to effect the liquidation, dissolution, winding-up or reorganization of the Company, then in each such case, the Company shall give to each holder of Debentures a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock interest, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, filing of bankruptcy, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the conversion prices after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

    9.8. Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for purposes of subsection 9.4 hereof, but until so issued such shares shall not be deemed to be outstanding.

    9.9. Computation of Consideration.  To the extent that any Additional
Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued interest and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by the Board of Directors of the Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any interest upon any class of stock other than Common
Stock or in payment of any debt, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such interest or debt so paid or satisfied.

    9.10. Fractional Interests. In computing adjustments under this Section 9, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

    9.11. Anti-Dilution Provisions. No adjustment shall be made as a result of any increase in the number of Additional Shares of Common Stock issuable or any decrease in the consideration payable upon any issuance of Additional Shares of Common Stock, pursuant to any provisions intended solely to avoid dilution contained in any warrants, rights or Convertible Securities.

    9.12. When Adjustment Not Required.

    (a) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a interest or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such interest, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

    (b) If the Company declares or makes any interest or distribution with respect to Common Stock, other than regular cash interest or interest payable solely in shares of Common Stock, and each holder of any Debentures concurrently receives interest or distributions equal in amount and in the same kind of property (whether cash, securities or other property) as such holder would be entitled to receive if all of the outstanding Debentures were converted into Common Stock as of the record date of such interest or distribution with respect to Common Stock, then thereafter no adjustment shall be required with respect to such interest or distribution.

    9.13. Other Action Affecting Common Stock. If a set of facts shall occur which, without being specifically controlled by the other provisions of this
Section 9, would not fairly protect the conversion rights of the Debentures in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

    9.14. Necessary Corporate Action. Before taking any action which would result in an adjustment in the Conversion Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

    9.15. Taxes Upon Conversion. The Company shall pay all documentary, stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any Debentures.

    9.16. Reservation of Common Stock; Cancellation of Converted Debentures. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of Debentures, the full number of whole shares of Common Stock then deliverable upon the conversion of all Debentures at the time outstanding (assuming full payment of interest with Interest Shares), subject to adjustment as provided herein. All shares of Common Stock which shall be so issuable shall, when issued upon conversion of all or any portion of the Debentures, be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. All Debentures converted pursuant hereto shall be canceled by the Company.

    9.17. Interest Constitutes Corporate Debt. All interest accrued and unpaid on Debentures to and including the date of conversion, whether or not declared by the Board of Directors, shall constitute a debt of the Company payable without interest to the converting holders and shall be paid by the Company on the Conversion Date, in its option, either in cash or by the issuance of Interest Shares as provided in Section 10 hereof.

    10. Interest. Each holder of Debentures shall be entitled to receive a cumulative annual interest payment of $700 for each Debenture held. Interest is payable only upon conversion or redemption of the Debentures pursuant to Section 9 or Section 11 hereof and are payable either (i) in Interest Shares, with the number thereof to be determined by dividing the accrued interest payable by the average Market Price of the Common Stock over the five trading-day period preceding the Conversion Date and rounded up to the nearest full share, or (ii) in cash, at the option of the Company. Interest on the Debentures shall accumulate from the Issue Date through the date of conversion or redemption, as the case may be, on the basis of a calendar year consisting of 12 months each consisting of 30 days. Interest shall be payable in cash only out of the assets of the Company legally available for the payment thereof.

    11.  Redemption.

    11.1. Mandatory Redemption. The Company shall redeem Debentures subject to a Conversion Notice by paying to the holder cash equal to $12,500 per Debenture, together with cash in the amount of all accrued and unpaid interest thereon through the Redemption Date (as defined in subsection 11.3 herein), if (i) a Conversion Notice is submitted which, if accepted, would otherwise require the Company to issue, in combination with all Debentures previously converted, a number of shares of Common Stock in excess of 20% of the number of shares of Common Stock outstanding on the day prior to the Issue Date and (ii) the ASE has not issued a waiver with respect to such rule.

    11.2. Mechanics of Redemption. If any Debentures subject to a Conversion Notice are to be redeemed pursuant hereto, notice thereof (the "Redemption Notice") shall be sent immediately upon receipt by the Company of such Conversion Notice to the holder(s) requesting conversion by telecopier and for overnight delivery by a nationally recognized overnight express courier service to such holder at such holder's address and telecopier number as the same shall appear on the books of the Company. The Company shall redeem the Debentures it is redeeming on the seventh calendar day following the date on which the Company provides a Redemption Notice (the "Redemption Date"). The Redemption Notice shall state that (a) the Debentures will be redeemed at the close of business on the Redemption Date, (b) the redemption price, (c) the place at which certificates for the Debentures called for redemption must be surrendered to collect the redemption price, (d) interest on Debentures called for redemption cease to accrue at the close of the last day prior to the Redemption Date and
(e) the section of this Agreement pursuant to which they are to be redeemed.
If, on the Redemption Date, the Company fails to pay to the holder(s) the redemption price in cash for all of the outstanding Debentures, then the Company shall pay in cash to the holder(s) thereof, as liquidated damages, an amount equal to two percent of the redemption price for each 30 calendar day period, or portion thereof, during which the redemption price remains unpaid, which period shall commence on the Redemption Date. Any payments required to be made by the Company pursuant to the preceding sentence shall be made in cash and on the last day of each period as described therein and shall not have the effect of reducing the redemption price.

    11.3. Partial Redemption. If less than all of the outstanding Debentures are to be redeemed, the amounts to be redeemed shall be determined pro rata relative to each holder's percentage of ownership of the outstanding aggregate amount as of the date of the Redemption Notice. From and after the Redemption Date, unless the Company shall default in the payment of redemption price pursuant to the Redemption Notice, all interest on the Debentures shall cease to accrue and all rights of the holders thereof as security-holders of the Company, except the right to receive the redemption price (but without interest thereon), shall cease and terminate.

    11.4. Transfer Books. To facilitate the redemption of any Debentures, the Board of Directors is authorized to cause the transfer books for such Debentures to be closed as to the shares to be redeemed, unless the rules of any national securities exchange or automated quotation system on which the Debentures may be listed or quoted prohibit the closing of such transfer books.

    12.  Events of Default.

    12.1. Definition. An "Event of Default", as used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order or any court or any order, rule or regulation of any administrative or governmental body):

         (1) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable and such default continues for a period of 30 days;

         (2) the Company defaults in the payment of the principal of or premium, if any, on any Debenture when the same becomes due and payable upon redemption or otherwise;

         (3) the failure to perform any covenant or agreement of the Company contained in Section 2(a), 3, 4.12, 4.25, 4.26, 7, 9, 11, 13 or 15 of this
    Agreement or the Debentures which continues uncured for 60 days;

         (4) acceleration of any indebtedness for money borrowed (including obligations under leases required to be capitalized on the balance sheet of the Company under generally accepted accounting principles but not including any indebtedness or obligation for which recourse is limited to property purchased) in an aggregate principal amount in excess of $1,000,000, whether existing on the date of the execution of this Agreement or thereafter created, if such acceleration is not annulled within 30 days after written notice to the Company by the holders of at least 50% in principal amount of outstanding Debentures;

         (5) there shall be a default under any bond, debenture, note or other evidence of Indebtedness (as defined below) or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Subsidiary, whether any such Indebtedness now exists or shall hereafter be created, if (a) either (i) such event of default results from the failure to pay any such Indebtedness at maturity or (ii) as a result of such event of default, the maturity of such Indebtedness has been accelerated prior to its stated maturity and such acceleration shall not be rescinded or annulled or the accelerated amount paid within ten days after notice to the Company of such acceleration, or such Indebtedness having been discharged, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal or interest thereon, or the maturity of which has been so accelerated, aggregates $1,000,000 or more;

         (6)  the Company pursuant to or within the meaning of any Bankruptcy
    Law:

              (a)  commences a voluntary case or proceeding,

              (b) consents to the entry of an order for relief against it in an involuntary case or proceeding,

              (c) consents to the appointment of a custodian of it or for all or substantially all of its property, or

              (d)  makes a general assignment for the benefit of its creditors;
         or

         (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law:

              (a) for relief against the Company in an involuntary case or proceeding,

              (b) appointing a receiver, trustee, liquidator or similar official of the Company or for all or substantially all of its property under any Bankruptcy Law, or

              (c)  ordering the liquidation of the Company,

    and the order or decree remains unstayed and in effect for 90 days.

    "Indebtedness," as used herein, means, without duplication: (i) all indebtedness for borrowed money whether or not evidenced by a promissory note, draft or similar instrument; (ii) that portion of obligations with respect to any lease that is properly classified as a liability on a balance sheet in accordance with generally accepted accounting principles; (iii) notes payable and drafts accepted representing extensions of credit; (iv) any balance owed for all or any part of the deferred purchase price of property or services, which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof (except any such balance that constitutes (x) a trade payable or an accrued liability arising in the ordinary course of business or (y) a trade draft or note payable issued in the ordinary course of business in connection with the purchase of goods or services), if and to the extent such debt would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles; (v) any debt of others described in the preceding clauses (i) through (iv) which such person has guaranteed or for which it is otherwise liable; and (vi) any deferral, amendment, renewal, extension, supplement or refunding of any of the foregoing Indebtedness; provided, however, that, in computing the "Indebtedness" of any person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof and at the time of determination of such indebtedness, there shall have been deposited with a depository in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such person.

    12.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 12.1(5) or 12.1(6) occurs and is continuing, the Purchasers of 50% in principal amount of the Debentures then outstanding by notice to the Company may declare to be due and payable immediately the principal amount of the Debentures plus accrued interest to the date of acceleration. Upon any such declaration, such amount shall be due and payable immediately, and upon payment of such amount all of the Company's obligations with respect to the Debentures shall terminate. If an Event of Default specified in Section 12.1(5) or 12.1(6) occurs, all unpaid principal and accrued interest on the Debentures then outstanding shall become and be immediately due and payable without any declaration or the act on the part of the Purchaser. Purchasers of at least 50% of the aggregate principal amount of the Debentures by written notice to the Company may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Debentures, which have become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid, and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

    12.3. Other Remedies. If an Event of Default occurs and is continuing, the Purchaser may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, and premium, if any, or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Agreement.

    A delay or omission by the Purchaser in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

    13.  Subordination.

    13.1. Debentures Subordinated to Senior Indebtedness.

    (a) The Company and the Purchaser agree that the payment of the principal of, premium, if any, and interest on the Debentures (all of the foregoing, a "Payment or Distribution") is subordinated and junior in right of payment, to the extent and in the manner provided in this Section 13 to the prior payment in full in cash of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed. "Senior Indebtedness" means the principal, premium, if any, and unpaid interest on and all other amounts payable under or in respect of Indebtedness of the Company for money borrowed; provided, however, that Senior Indebtedness shall not include (i) Indebtedness owed to a subsidiary or (ii) the principal, premium, if any, and interest on any Indebtedness of the Company which by its terms is expressly subordinated in right of payment to the Debentures.

    A Payment or Distribution shall include any asset of any kind or character, and may consist of cash, securities or other property, by set-off or otherwise, and shall include, without limitation, any purchase, redemption or other acquisition of Debentures.

    (b) The Senior Indebtedness of the Company shall continue to be Senior Indebtedness and entitled to the benefit of these subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to refinancing of the Senior Indebtedness.

    (c) All the provisions of this Agreement and the Debentures shall be subject to the provisions of this Section 13 so far as they may be applicable thereto.

    (d) No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company, the Purchaser or the holders of the Senior Indebtedness, or by any noncompliance by the Company or the Purchaser with any of the terms, provisions and covenants of the Debentures or this Agreement, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

    (e) In the event that the Debentures are declared due and payable before their expressed maturity because of the occurrence of a default hereunder, (i) the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (ii) all Senior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

    13.2. Company Not to Make Payments with Respect to Debentures in Certain Circumstances. No Payment or Distribution shall be made by the Company on account of principal of, premium, if any, or interest on the Debentures, whether upon stated maturity, upon redemption or acceleration, or otherwise, or on account of the purchase or other acquisition of Debentures, whether upon stated maturity, upon redemption or acceleration, or otherwise, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the acceleration thereof or with respect to the payment of any Senior Indebtedness and (a) such default is the subject of a judicial proceeding or
(b) notice of such default in writing or by telegram has been given to the Company by any holder or holders of any Senior Indebtedness, unless and until the Company shall have received written notice from such holder or holders that such default or event of default shall have been cured or waived or shall have ceased to exist.

    Upon any acceleration of the principal of the Debentures or any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the redemption price or principal of (and premium, if any) or interest on the Debentures; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Section 13.2 upon the Senior Indebtedness and the holders thereof with respect to the Debentures or the Purchasers thereof or the Purchaser, by a lawful plan of reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Purchaser would be entitled except for the provisions of this Section 13.2, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such Payment or Distribution directly to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Payment or Distribution is made to the Purchaser.

    In the event that, notwithstanding the foregoing, any Payment or Distribution by the Company of any kind or character, whether such payment shall be in cash, property or securities, prohibited by the foregoing, and the Company shall have made payment to the Purchaser before all Senior Indebtedness is paid in full in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter be made known to the Purchaser, then and in such event such Payment or Distribution shall be paid over by the Purchaser or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by the Purchaser as the property of the holders of Senior Indebtedness.

    The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Purchaser, without incurring responsibility to the Purchaser and without impairing or releasing the obligations of the Purchaser hereunder to the holders of Senior Indebtedness:
(i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iii) release any person liable in any manner for the collection of Senior Indebtedness; (iv) apply any amounts received to any liability of the Company owing to holders of Senior Indebtedness; and/or (v) exercise or refrain from exercising any rights against the Company and any other person.

    13.3. Subrogation of Debentures. Subject to the payment in full in cash of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all Senior Indebtedness at the time outstanding, the Purchaser shall be subrogated to the rights of the holders of Senior Indebtedness to receive Payments or Distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no Payments or Distributions to the holders of Senior Indebtedness to which the Purchaser would be entitled except for the provisions of this Section 13.3, and no payments over pursuant to the provisions of this Section 13.3 to the holders of Senior Indebtedness by Purchaser, shall, as between the Company, the Company's creditors other than holders of Senior Indebtedness, and Purchaser, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Section 13.3 are and are intended solely for the purpose of defining the relative rights of the Purchaser, on the one hand, and the holders of Senior Indebtedness, on the other hand.

    Nothing contained in this Section or elsewhere in this Agreement or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Purchaser, the obligation of the Company, which is absolute and unconditional, to pay to the Purchaser the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Purchaser and creditors of the Company other than the Purchaser, nor shall anything herein or therein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this
Section 13.3 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

    Upon any payment or distribution of assets of the Company referred to in this Section 13.3, the Purchaser shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to Purchaser for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 13.3.

    13.4. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or the Purchaser or by any act, or failure to act, in good faith, by any holder of Senior Indebtedness, or by any noncompliance by the Company or the Purchaser with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

    13.5. Section 13 Not To Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Debentures by reason of any provision in this Section 13 shall not be construed as preventing the occurrence of an Event of Default with respect to such Debentures under Section 12.

    13.6. Debentures Senior to Subordinated Indebtedness. The indebtedness represented by the Debentures will be senior and prior in right of payment to all Subordinated Indebtedness, to the extent and in the manner provided in such Subordinated Indebtedness. "Subordinated Indebtedness" means the principal, premium, if any, and interest on any Indebtedness of the Company which by its terms is expressly subordinated in right of payment to the Debentures.

    14. Broker's Fee. The Purchaser acknowledges that the Company intends to pay the Placement Agent a fee of up to 10% and to issue the Placement Agent or its designee warrants to purchase Common Stock of the Company in respect of the sale of the Debentures to the Purchaser. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Debentures to the Purchaser, except as may have been previously disclosed to the Placement Agent.

    15. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be by telecopier, with a copy being mailed by a nationally recognized overnight express courier, and shall be deemed given when receipt is acknowledged by transmit confirmation report and shall be addressed as follows:

    (a)  if to the Company, to:
         310 South Street
         Plainville, Massachusetts 02762
         Attn:  Chief Financial Officer
         Telephone: (508) 695-2006
         Telecopier: (598) 695-8593

         or to such other person at such other place as the Company shall designate to the Purchaser in writing;

    (b) if to the Purchaser, at its address and telecopier number as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

    16. Changes. Any provision of this Agreement or the Debentures may be amended or waived if the Company shall obtain the written agreement thereto of the holder or holders of at least 50% of the principal amount of the Debentures at the time outstanding, except that, without the written agreement of the holder or holders of all the Debentures at the time outstanding, no such amendment or waiver shall (i) change the maturity of any Debentures or change the principal of, or the rate of interest or any premium payable with respect to, any Debenture, (ii) change the percentage of the unpaid principal amount of the Debentures required with respect to any amendment or waiver, or (iii) amend, modify or revise any of the provisions of Sections 1 and 2, or of this Section 16. Each holder of the Debentures at the time or thereafter outstanding shall be bound by any such amendment or waiver complying with the foregoing requirements, whether or not a notation thereof shall have been placed on the Debenture. Executed or true and correct copies of any amendment or waiver shall be delivered by the Company to each holder of outstanding Debentures promptly following the date on which such amendment shall extend to or affect any provision or obligation not expressly amended or waived.

    No course of dealing between the Company and any Purchaser or the holder of any Debenture, and no delay in exercising any rights hereunder or under any Debenture, shall imply or otherwise operate as a waiver of any rights of any Purchaser or the holder of any Debenture. For the purpose of determining whether the holders of outstanding Debentures of the requisite unpaid principal amount at any time have taken any action authorized by this Section, or by any other provision of this Agreement and for all other purposes of this Agreement, any Debentures owned by the Company or any affiliate of the Company shall not be deemed outstanding.

    17. Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meanings herein.

    18. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

    19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its rules as to conflicts of law) and the federal law of the United States of America. Each party to this Agreement irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreement or transactions contemplated hereby shall be brought in the courts of the State of New York or of the United States of America for the District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim for improper venue and any claim that such courts are an inconvenient forum.

    20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original. Facsimile signatures are considered to be originals and shall have the same effect.

    21. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                     [Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the Purchaser has duly caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

Print or Type:                    Name of Purchaser
                        (Individual or Institution):

                        _______________________________________


                        Name of Individual representing
                        Purchaser (if an Institution):

                        _______________________________________


                        Title of Individual representing
                        Purchaser (if an Institution):

                        _______________________________________


Signature by:           Individual Purchaser or Individual
                        representing Purchaser:

                        _______________________________________



                        Address:_______________________________

                        _______________________________________

                        Telephone:_____________________________

                        Telecopier:____________________________

                        AGGREGATE AMOUNT OF
                        DEBENTURES PURCHASED: _________________


ACCEPTED AND AGREED TO
THIS ___ DAY OF MARCH 1997:

MEDIA LOGIC, INC.


By:_______________________________________
Name:
Title:

                                                                    Appendix I-1
                                                                    (one of two)
                                  MEDIA LOGIC, INC.
                         DEBENTURE CERTIFICATE QUESTIONNAIRE
                         -----------------------------------

    In connection with the preparation of the certificate(s) for the Debentures, please provide us with the following information:


    1.   The exact name in which your
         Debentures are to be
         registered in (this is the
         name that will appear on your
         certificate(s)).  You may use
         the name of a registered
         holder if appropriate:

                                            ___________________________




    2.   The relationship between the
         Purchaser and the registered
         holder, if any:

                                            __________________________




    3.   The mailing address of the
         registered holder named in
         item 1 above:

                                            _________________________

                                            _________________________

                                            _________________________

                                            _________________________




    4.   The Social Security Number or
         Tax Identification Number of the
        registered holder named in item 1:

                                            __________________________

                                                                   Appendix I-2
                                                                   (two of two)
                                   MEDIA LOGIC INC.
                         REGISTRATION STATEMENT QUESTIONNAIRE
                         ------------------------------------

    In connection with the preparation of the Registration Statement, please provide us with the following information:

    1. Please state the name of the beneficial owner of the Debentures. This is the name that will appear in the "Selling Securityholder" section of the Registration Statement.


--------------------------------------------------------------------------------

    2. Please provide the number of: (1) Debentures purchased by the person or entity named in Item 1 above; (2) shares of Common Stock that the person or entity named in Item 1 above owned at March 1, 1997.

       (1)                   (2)
    Amount of                Number of Shares of
    Debentures               Common Stock Owned
    Purchased                At March 1, 1997
    ---------                ----------------

    3. Unless you check the following box, all Underlying Common Shares relating to the Debentures listed above will be included in the Registration Statement.

                             / /

If you checked the foregoing box, please indicate a lesser number of Debentures to be used to determine the number of Underlying Common Shares to be included in the Registration Statement.

--------------------------------------------------------------------------------

    4. Have you, your organization or the beneficial owner named above had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

                   ____ Yes       ____ No

    If yes, please indicate the nature of any such relationships below:


--------------------------------------------------------------------------------

                                                                     Appendix II
                                  CONVERSION NOTICE

                            URGENT/FOR IMMEDIATE ATTENTION

                                    addressed to:

                                Media Logic, Inc.
                                310 South Street
                                Plainville, Massachusetts 02762
                                Attn:  Chief Financial Officer
                                Telephone:  (508) 695-2006
                                Telecopier: (508) 695-8593

Name of Nominee or Registered Holder:

_________________________________________________________________
(Print)

Telecopier number to which confirmation of receipt of this Conversion Notice should be sent:

_________________________________________________________________
(Print)

Amount of Debentures being converted hereby: _________________________________

If you want the Common Stock certificate, if any, made out in another person's name, fill in the form below:

                      (INSERT OTHER PERSON'S SOCIAL SECURITY OR
                     TAX IDENTIFICATION NUMBER, WHERE APPLICABLE)

                      -----------------------------------------

                      -----------------------------------------

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
(Print or type assignee's name, title, address and zip code)

Date:_____________________________________________________________

Signature:_________________________________________________________

                                                                    Appendix III

                            REGISTRATION RIGHTS AGREEMENT

                                                                     Appendix IV

                      PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE
                      ------------------------------------------

    The undersigned, [an officer of, or other person duly authorized by]

________________________________________________________________________________
                 [fill in official name of individual or institution]

hereby certifies that he/she [said institution] is the Purchaser of the securities evidenced by the attached certificate, and as such, sold such securities on ____________ in accordance with registration statement
No. ____________, and the requirement of delivering a current prospectus and current annual and quarterly reports by the Company has been complied with in connection with such sale.

Print or Type:

         Name of Purchaser
           (Individual or
            Institution):          ____________________________________________

         Name of Individual
           representing
           Purchaser (if an
           Institution):           ____________________________________________

         Title of Individual
           representing
           Purchaser (if an
           Institution):           ____________________________________________

Signature by:

         Individual Purchaser
           or Individual
           representing
           Purchaser:              ____________________________________________

                                                                      Appendix V

                      Form of Opinion of Counsel to the Company
                      -----------------------------------------

    1. The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority to own and lease its properties and to conduct its business as now being conducted; the Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries taken as a whole.

    2. The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Confidential Offering Memorandum (the "Offering Memorandum"); the issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in or incorporated by reference into the Offering Memorandum. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Offering Memorandum and the financial statements of the Company and the related notes thereto included in the Offering Memorandum, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

    3. The Debentures have been duly and validly authorized and, when issued, executed, delivered and sold by the Company in accordance with the Agreements, will have been duly and validly issued, executed and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided in the Agreements, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The Warrants to be issued by the Company will be, upon issuance thereof, duly authorized, fully paid and non-assessable. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Debentures or the issuance of the Underlying Common Shares.

    4. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Debentures and, when issued and delivered upon such conversion in accordance with the Form of Debenture, will be fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights or other similar rights or, to such counsel's knowledge, similar contractual rights. The Interest Shares have been duly authorized and reserved for issuance upon payment of the interest on the Debentures and, when issued and delivered upon such payment, will fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights or other similar rights or, to such counsel's knowledge, similar contractual rights. The Penalty Shares have been duly authorized and reserved for issuance upon payment of such penalties and, when issued and delivered upon such payment, will be fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights or other similar rights or, to such counsel's knowledge, similar contractual rights. The Rochon
Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Rochon Warrants and will fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or other similar rights or, to such counsel's knowledge, similar contractual rights.

    5. The Company has full corporate power and authority to enter into the Placement Agency Agreement, the Escrow Agreement, each of the Warrant Agreements, each of the Subscription Agreements and each of the Registration Rights Agreements (collectively, the "Agreements"). The Agreements have been duly authorized, executed and delivered by the Company. The performance of the Agreements by the Company and the consummation of the transactions therein contemplated will not violate any provision of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties.
To such counsel's knowledge, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Agreements or the consummation of the transactions contemplated thereby, except for compliance with the Blue Sky laws applicable to the offering of the Debentures. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    6. Except as to defaults, violations and breaches which individually or in the aggregate would not be material to the Company or which are described in the Offering Memorandum, neither the Company nor any of its subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of fact which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, except such defaults which individually or in the aggregate would have a Material Adverse Effect.

    7. Except as described in the Offering Memorandum, to such counsel's knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened, against or affecting the Company or any of its subsidiaries which might, singly or in the aggregate, have a Material Adverse Effect, or which might materially and adversely affect the Agreements; to such counsel's knowledge, all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject which are not described in the Offering

Memorandum, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries taken as a whole.

    8. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has timely filed all material required to be filed pursuant to Sections 13(a) or 15(d) of the Exchange Act for a period of at least 12 months preceding the date hereof. The Company complies with the eligibility requirements for the use of Form S-3 under the Securities Act of 1933, as amended. The issuance of the Underlying Common Stock in accordance with the terms and conditions of the Agreements will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

    9. Assuming the compliance by the Placement Agent with its representations, warranties and covenants set forth in the Placement Agency Agreement dated March 17, 1997 between the Company and the Placement Agent and the compliance by the Investors with the representations and warranties set forth in their respective Subscription Agreements, the issuance, offer and sale by the Company to the Investors of the Debentures is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) or 3(b) thereof.